UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2024

ALLURION TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41767	92-2182207
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

11 Huron Drive Natick, Massachusetts	01760
(Address of principal executive offices)	(Zip Code)

(508) 647-4000

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ALUR	The New York Stock Exchange
Warrants to purchase 0.056818 shares of common stock, each at an exercise price of $202.50 per share of common stock	ALUR WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 30, 2024, the Board of Directors (the “Board”) of Allurion Technologies, Inc., a Delaware corporation (the “Company”), appointed R. Jason Richey to the Board as a Class II director to fill a vacancy created by an increase in the size of the Board from eight members to nine members, effective December 30, 2024.

Mr. Richey’s compensation for his service as a non-employee director is anticipated to be consistent with the Company’s compensation practices for non-employee directors described in the Company’s Registration Statement on Form S-4/A filed with the Securities and Exchange Commission on July 6, 2023, under the caption “Allurion Non-Employee Director Compensation Policy.”

In addition to serving on the Board, Mr. Richey currently serves as an independent consultant to RTW Investments, LP (“RTW”), a stockholder of the Company, where he consults with RTW on certain of its portfolio companies. RTW recommended Mr. Richey to the Board. Mr. Richey served as president and chief executive officer of Cytrellis Biosystems, Inc. (“Cytrellis”) from June 2022 to October 2024. Prior to his time at Cytrellis, he served as president of Cutera, Inc. (Nasdaq: CUTR) (“Cutera”) from July 2018 to June 2021. Prior to serving as Cutera’s president, Mr. Richey served as Cutera’s chief operating officer since July 9, 2018. Mr. Richey also served as Cutera’s interim president and chief executive officer from January 4, 2019 until July 8, 2019. Immediately prior to joining Cutera, Mr. Richey served as the President of North America, for LivaNova, PLC, a $5 billion global medical device manufacturer headquartered in London, England with presence in more than 110 countries worldwide. Mr. Richey joined LivaNova via the merger of Cyberonics Inc. and Sorin SpA. During his 17 year tenure with LivaNova/Cyberonics, he served the company in multiple positions of increasing responsibility, including: Vice President of Global Sales, Marketing, Market Access, and Government Affairs, President & General Manager of the Neuromodulation Franchise, and Regional President, North America. At Cyberonics, among other roles, Mr. Richey served as the Vice President and General Manager of the Company’s international business. Mr. Richey began his medical device career at B Braun Medical in sales and sales management. Mr. Richey holds a B.A. in Biology from Indiana University.

Apart from the foregoing, there is no other arrangement or understanding between Mr. Richey and any other person pursuant to which he was to be selected as a director of the Company, and he is a not a party to, and has no direct or indirect interest in, any transactions or proposed transactions to which the Company is or will be a participant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 6, 2025	ALLURION TECHNOLOGIES, INC.

	By:	/s/ Brendan Gibbons
	Name:	Brendan Gibbons
	Title:	Chief Legal Officer